EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                           Dated:  February 13, 2002


                                ARTISAN INVESTMENT CORPORATION
                                    for itself and as general partner of
                                    ARTISAN PARTNERS LIMITED PARTNERSHIP


                                By: /s/ Andrew A. Ziegler
                                    -----------------------------------
                                           Andrew A. Ziegler
                                           President


                                 ANDREW A. ZIEGLER

                                 /s/ Andrew A. Ziegler
                                 -----------------------------------------------


                                 CARLENE MURPHY ZIEGLER

                                 /s/ Carlene Murphy Ziegler
                                 -----------------------------------------------

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